UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 5, 2005 - April 1, 2005
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 1.01	Entry into a Material Definitive Agreement.

Effective April 1, 2005, the Company adopted the Kerr-McGee Corporation 2005 Success Bonus Program (“Program”). The Program was adopted for the purposes of (i) providing an incentive to critical employees to complete a successful sale/spin-off of the Company’s chemical business unit and (ii) retaining critical employees during the period leading up to the sale/spin-off.

Under the terms of the Program, a participant will receive a cash benefit equal to 100% of the participant’s annual base salary ("Success Bonus"). The Success Bonus payable under an award will be paid within 30 days after the earlier of the (i) closing date of the sale/spin-off, or (ii) the end of a one year period beginning on the date a person becomes a participant in the Program.

With the approval of the CEO, a participant may receive an additional bonus of up to 100% of annual base salary ("Discretionary Bonus") if the sale/spin-off of the chemical business unit is successfully completed.

On April 1, 2005, it was determined that Thomas W. Adams, Vice President, would participate in the program.

A copy of the Program is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: April 5, 2005